040104

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20140730708-32
	Filing Date and Time: 10/26/2014 2:04 AM
	Entity Number: E0543222014-2

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: SPELT GROUP CORP.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: NORTHWEST REGISTERED AGENT, LLC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) ELENA PETROVA
Name

Street Address	City	State	Zip Code
GRIEGSTR.,9	STUTTGART, DEU	DE	70195

2)
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

NORTHWEST REGISTERED AGENT, LLC.
Name

X NORTHWEST REGISTERED AGENT, LLC.
Incorporator Signature

Address	City	State	Zip Code
401 RYLAND ST STE 200-A	RENO	NV	89502

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X NORTHWEST REGISTERED AGENT, LLC.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

10/26/2014
Date

This form must be accompanied by appropriate fees.